Exhibit 10.28

TAILORED BRANDS, INC.

2026 Omnibus Incentive Plan

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Tailored Brands, Inc. 2026 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Tailored Brands, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the target number of performance-based restricted stock units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), Exhibit B attached hereto, the restrictive covenants attached hereto as Exhibit C (the “Restrictive Covenants”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Performance-based restricted stock units, granted pursuant to Article VIII of the Plan, which vest subject to achievement of performance-based vesting conditions as set forth below.

Participant:	[_____]

Date of Grant:	[_____]

Target Number of Performance-Based Restricted Stock Units:	[_____]

Vesting Schedule:	Subject to Section 5 of the Agreement, the Plan and the other terms and conditions set forth herein, the PSUs shall vest based on achievement of the performance-vesting conditions set forth on Exhibit B attached hereto during the Performance Period (as defined on Exhibit B), subject to you not having incurred a Termination of Service prior to the Vesting Date (as defined on Exhibit B).

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice, and have had ample time and opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed and delivered to the Company this Grant Notice within 21 days following the Date of Grant, then this Award will terminate automatically without any further action by the Company and the PSUs will be forfeited without further notice and at no cost to the Company, unless otherwise determined by the Committee in its sole discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

TAILORED BRANDS, INC.

Name:	M. Shane Smith
Title:	EVP, Chief Human Resources Officer

PARTICIPANT

Name: [____]

Signature Page to

Performance-Based Restricted Stock Unit Grant Notice

EXHIBIT A

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

This Performance-Based Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, Exhibit B and Exhibit C, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Tailored Brands, Inc., a Delaware corporation (the “Company”), and [____] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the PSUs have become vested in the manner set forth in Section 2, the Participant will have no right to receive any Shares or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Vesting of PSUs. The PSUs shall vest in accordance with the vesting terms set forth in Exhibit B.

3. Dividend Equivalent Rights. In the event that the Company declares and pays a regular cash dividend in respect of its outstanding Shares (which, for clarity, does not include any extraordinary cash dividend), and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record in a bookkeeping account an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of PSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalent Rights”). The Dividend Equivalent Rights will be subject to the same terms and conditions, including with respect to vesting, forfeiture and transferability, as the underlying PSUs. All amounts, if any, payable in respect of the Dividend Equivalent Rights will be paid to the Participant in cash (or, at the discretion of the Company, in Shares) on or following, but no later than 30 days after, the date the underlying PSU vests. For purposes of clarity, if any of the PSUs are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalent Rights, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.

4. Settlement of PSUs. As soon as administratively practicable following the vesting of PSUs pursuant to Section 2, the Company shall deliver to the Participant the number of Shares equal to the number of PSUs earned pursuant to Section 2, and such shares shall be delivered in accordance with the settlement timing set forth in Exhibit B. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5. Restrictive Covenants.

(a) The Participant acknowledges and agrees that the grant of the PSUs further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, the Participant agrees to abide by the terms set forth in Exhibit C, which Exhibit C is deemed to be part of this Agreement as if fully set forth herein. The Participant acknowledges and agrees that the Restrictive Covenants are reasonable and enforceable in all respects. By accepting this Award, the Participant agrees to be bound, and promises to abide, by the terms set forth in Exhibit C and expressly acknowledges and affirms that this Award would not be granted to the Participant if the Participant had not agreed to be bound by such provisions.

(b) Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has failed to abide by any of the terms set forth in Exhibit C or the provisions of any other confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement or other restrictive covenants in any other agreement by and between the Company or any Affiliate and the Participant, then, in addition to and without limiting the remedies set forth in Exhibit C:

(i) all PSUs that have not been settled as of the date of such determination (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and

(ii) the Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any Shares previously received by the Participant pursuant to the settlement of the PSUs as of the date of receipt of such Shares.

6. Tax Matters. To the extent that the receipt, vesting or settlement of this Award results in income (including compensation income) or wages (including via Dividend Equivalent Rights) to the Participant for federal, state, local and/or foreign tax purposes, the Company shall have the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the employee portion of any Federal Insurance Contributions Act obligation) required by Applicable Law to be withheld with respect to any taxable event arising in connection with this Award. In furtherance of the forgoing, the Participant may make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include (if and to the extent permitted by the Company) the delivery of cash or cash equivalents, Shares (including previously owned Shares (which are not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant, or as otherwise determined by the Company in its discretion. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7. Non-Transferability.  During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

10. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, that any review period under such release will not modify the date of settlement with respect to vested PSUs.

11. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by Applicable Law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any or no reason whatsoever, with or without Cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the PSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

12. Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.

13. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) or via email:

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Tailored Brands, Inc.
Attn: EVP, Chief Legal Officer

530 Seventh Ave., 7th Floor

New York, New York 10018

Email: [***]

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier, telecopier or email in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

15. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.

16. Entire Agreement; Amendment. This Agreement, together with any exhibit and annex hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that (a) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement; and (b) the terms of Exhibit C are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company or any Affiliate and the Participant with respect to confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement and other restrictive covenants. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

17. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

18. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment, clawback or similar policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Effective Date or Date of Grant (whether through clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.

20. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

21. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including Exhibit B and Exhibit C attached hereto, and not to any particular provision of this Agreement. All references herein to Sections, Exhibit B and Exhibit C shall, unless the context requires a different construction, be deemed to be references to the Sections, Exhibit B and Exhibit C of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

22. Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 14 shall be effective as delivery of a manually executed counterpart of the Grant Notice.

23. Section 409A. The Plan, this Agreement and PSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

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EXHIBIT B

B-1

EXHIBIT C

RESTRICTIVE COVENANTS (US)

1. Acknowledgements. The Participant acknowledges and recognizes the highly competitive nature of the Company’s business, that access to Confidential Information (as defined herein) renders the Participant special and unique within the industry of the Company and its Subsidiaries and Affiliates (collectively, the “Company Group”), and that the Participant will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, strategic partners, and employees of the Company Group during the course of and as a result of the Participant’s employment with the Company. In light of the foregoing, as a condition of the Participant’s employment, and in consideration thereof as well as the Participant’s access to and receipt of Confidential Information and business relationships, specialized training and professional opportunities, the Participant’s equity award, and other good and valuable consideration, the receipt and sufficiency of which the Participant hereby acknowledges, the Participant agrees to the covenants contained in this Exhibit C. The Participant further recognizes and acknowledges that the restrictions and limitations set forth in this Exhibit C are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. Capitalized terms used but not defined in this Exhibit C shall have the meanings ascribed to such terms in the Performance-Based Restricted Stock Unit Agreement to which this Exhibit C is attached (the “Agreement”).

2. Confidentiality.

(a) The Participant will keep the terms of the Award confidential and may disclose its terms only to the Participant’s spouse or domestic partner, accountant, attorney, and taxing authorities and then only as may be necessary for the Participant’s financial affairs or as required by law, or as set forth in Section 8 below. The Participant also acknowledges the Participant will have access to and close contact with confidential and proprietary information of the Company Group, including trade secrets. In recognition of the foregoing, subject to the permitted disclosures and conduct set forth in Section 8 below, the Participant agrees, at all times during the Participant’s employment and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person without written authorization of the Company, any Confidential Information.

(b) “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including but not limited to non-public contact information, performance, and/or compensation levels of employees (other than to the extent employers are restricted by law from prohibiting disclosure), costs and methods of doing business, systems, processes, computer hardware and software, compilations of information, third-party IT service providers, and other Company Group vendors, records, sales reports, sales procedures, financial information, customer requirements, pricing techniques, customer lists, price lists, information about past, present, pending and/or planned Company Group transactions, information regarding the Company Group’s operations, product lines, operational processes, strategic planning, marketing plans, sales forecasts, suppliers, and other confidential and proprietary information that is or are owned by the Company Group. Notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by the Participant or others who were under confidentiality obligations as to the item or items involved.

3. Assignment of Intellectual Property.

(a) The Participant agrees that the Participant will, without additional compensation, promptly make full written disclosure to the Company Group, and will hold in trust for the sole right and benefit of the Company Group all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which the Participant may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Participant’s employment relating to the business of the Company Group, whether or not during regular working hours; provided they either relate at the time of conception or reduction to practice of the invention to the business of any member of the Company Group, or actual or demonstrably anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). The Participant further acknowledges that all Developments made by the Participant (solely or jointly with others) within the scope of and during the Participant’s employment are “works made for hire” (to the greatest extent permitted by applicable law) for which the Participant is, in part, compensated by the Participant’s base salary, director fees and/or consulting fees, as applicable, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, the Participant hereby assigns to the Company, or its designee, all the Participant’s right, title, and interest throughout the world in and to any such Development.

(b) The Participant agrees to assist the Company Group, or its designee, at the Company Group’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company Group of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company Group shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. The Participant further agrees that the Participant’s obligation to execute or cause to be executed, when it is in the Participant’s power to do so, any such instrument or papers shall continue after the termination of the Participant’s employment until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company Group shall reimburse the Participant for the Participant’s reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company Group is unable because of the Participant’s mental or physical incapacity or unavailability for any other reason to secure the Participant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as above, then the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Participant’s agent and attorney in fact to act for and in the Participant’s behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by the Participant. The Participant hereby waives and irrevocably quitclaims to the Company Group any and all claims, of any nature whatsoever, that the Participant now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.

(c) For purposes of this Section 3, the Participant is advised as follows: An agreement to assign does not apply to an invention that the Participant developed entirely on the Participant’s own time without using the equipment, supplies, facilities, or trade secret information of the applicable member of the Company Group, except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the business of the applicable member of the Company Group, or actual or demonstrably anticipated research or development of the applicable member of the Company Group; or (ii) result from any work performed by the Participant for the applicable member of the Company Group.

4. Non-Solicitation of Employees. During the Participant’s employment and for one year after the termination of the Participant’s employment (the “Non-Solicitation Period”), the Participant shall not, without the Company’s prior written consent, directly or indirectly, solicit or recruit, any person who is or was at any time during the six months preceding such solicitation or recruitment an employee of the Company or any of its Subsidiaries, for employment or any other service relationship, or otherwise induce any employee of the Company or any of its Subsidiaries to terminate their employment with the Company or any of its Subsidiaries for purposes in engaging in competitive activity.

5. Non-disparagement. During the Participant’s employment and thereafter, subject to the permitted disclosures and conduct set forth in Section 8, the Participant will not make any false, disparaging, or derogatory comments about the Company Group, their business activities, services, or products, or any their respective current or former directors, officers, employees, shareholders, partners, members, agents, or representatives in their capacity as such, verbally or in writing (electronically or otherwise, including by posting on social media or the internet).

6. Return of Documents. In the event of the Participant’s termination of employment for any reason, or at any earlier time if requested by the Company, the Participant shall return to the Company all Company Group property (including, without limitation, any and all computers, phones, identification cards, card key passes, fobs, corporate credit cards, corporate phone cards, corporate motor vehicles, files, memoranda, keys, and software) and all copies of any confidential information of the Company Group in the Participant’s possession, custody, or control, including all copies of any analyses, compilations, studies, or other documents in the Participant’s possession, custody, or control that contain any such confidential information, and the Participant shall not retain any duplicates or reproductions of such items or information (in each case, whether in hardcopy, electronic, digital, or cloud-based).

7. Independence; Severability; Blue Pencil; Governing Law. Each of the rights enumerated in this Exhibit C shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Exhibit C or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Exhibit C, which shall be given full effect without regard to the invalid portions. If any of the covenants, terms or provision (or part thereof) contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, each of the Company and the Participant agree that their intent is for the court making such determination to reduce or otherwise modify or reform the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced, modified, or reformed form said provision shall then be enforceable. This Exhibit C shall be governed by, and construed in accordance with, the internal laws of Delaware, and any claim, dispute, or proceeding with respect to such Participant arising out of this Exhibit C shall be brought exclusively in the state and federal courts located in such state.

8. Protected Activities. Notwithstanding anything herein to the contrary, nothing in this Exhibit C shall prohibit or impede the Participant from communicating, cooperating, or filing a complaint with any U.S. federal, state, or local governmental or law enforcement branch, agency, or entity or regulatory authority (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state, or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will the Participant be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of the Company Group. The Participant does not need the prior authorization of (or to give notice to) any member of the Company Group regarding any communication, disclosure, or activity permitted by this paragraph.

9. Injunctive Relief. The Participant expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Exhibit C may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, the Participant hereby agrees that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief (with or without posting bond or other security) by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Exhibit C. Notwithstanding any other provision to the contrary, the Participant acknowledges and agrees that the Non-Solicitation Period shall be tolled, to the fullest extent permitted by law, during any period of violation and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce the nonsolicitation covenant against the Participant if it is ultimately determined that the Participant was in breach of such covenant.

10. Section Headings. The headings of the sections and subsections of this Exhibit C are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Exhibit C or of any term or provision hereof.

11. Third-Party Beneficiaries. The terms and conditions of this Exhibit C shall apply for the benefit of the Company and/or any other member of the Company Group, if applicable, and each member of the Company Group is an intended third-party beneficiary of this Exhibit C.

12. Successors and Assigns. This Exhibit C will be binding upon the Participant’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. The Participant expressly acknowledges and agrees that this Exhibit C may be assigned by the Company without the Participant’s consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction.

13. Amendment. This Exhibit C may not be amended except by an instrument in writing signed by the Company and the Participant. Waiver of any term or condition of this Exhibit C will only be effective if and to the extent documented in a writing signed by the party making or granting such waiver and will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Exhibit C. Notwithstanding anything to the contrary, an authorized officer of the Company has the discretion to amend the restrictive covenant provisions or obligations set forth herein upon notice to the Participant without the consent or approval from the Participant (or any other person) in any manner that would not impose additional or greater restrictions on the Participant, including to provide for less restrictive limitations as to duration, geographical area, scope of activity to be restrained, or to incorporate legal developments. Any such less restrictive limitations may, in the Company’s sole discretion, apply only with respect to the enforcement of the restrictive covenant provisions or obligations set forth herein in certain jurisdictions specified in any such amendment.

14. Exceptions/Modifications for Certain Jurisdictions. Notwithstanding the foregoing provisions of this Exhibit C, if the Participant was last authorized by the Company or any of its Subsidiaries to primarily work in a state listed on Annex 1 hereto, or if otherwise required with respect to the Participant by the applicable law of a particular state, the modifications set forth on Annex 1 hereto for such state shall apply to the Participant.

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